UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2021 (April 27, 2021)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 255-0068
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of exchanged on which registered
Common stock, no par value	CPIX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 27, 2021, the annual meeting of shareholders of Cumberland Pharmaceuticals Inc. (the "Company") was held in Nashville, Tennessee. The following matters were voted upon and approved by the Company's shareholders:
(1) the election of two (2) Class II Directors; and
(2) the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the year ending December 31, 2021.
The voting results were as follows:

	For	Against	Withheld	Abstentions	% of Votes in Favor
Martin E. Cearnal	9,687,694	—	177,528	—	98.2%
James R. Jones	9,678,890	—	186,332	—	98.1%
Appointment of BKD, LLP as our independent registered public accounting firm for the year ending December 31, 2021	12,301,738	9,259	—	720	99.9%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: April 30, 2021	By:	/s/ Michael Bonner
Michael Bonner
Chief Financial Officer